                      [RACHLIN COHEN & HOLTZ LETTERHEAD]


July 12, 1996


Mr. Anthony M. Pallante
President
Value Holdings, Inc.
3211 Ponce de Leon Boulevard, Suite 210
Coral Gables, Florida 33134

Dear Mr. Pallante:

Enclosed is our response to the items contained in Item 4 of Form 8-K which is addressed to the Securities and Exchange Commission.

I would appreciate it if you could send me a copy of the completed Form 8-K as filed, together with all Exhibits.

Sincerely,


/s/ MORRIS I. HOLLANDER

Morris I. Hollander, CPA

Enclosure

                      [RACHLIN COHEN & HOLTZ LETTERHEAD]



July 12, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:     VALUE HOLDINGS, INC.
        COMMISSION NO. 0-15076

Gentlemen:

This letter is furnished in response to the comments contained in Item 4 of Form 8-K of Value Holdings, Inc. (the "Registrant") dated July 9, 1996.

We are not in agreement with certain of the Registrant's disclosures regarding our resignation and certain reportable events. Specifically in response to
Item 4, the Registrant states, in relevant part, as follows:

        The company does not agree with the assertions of the former auditors and it is at a loss to understand the reasons for the resignation.
        To the best of management's knowledge, all the information requested by the auditors for the completion of the audit had been provided and there had been no indication that there were any unresolved discrepancies.

At the time of the firm's resignation, there were numerous requests for information, documentation and substantiation of transactions necessary to complete the audit, but these had not been satisfactorily provided. There were a number of significant unresolved issues and discrepancies. Multiple deficiencies were pointed out to the Registrant in a series of commuications during the month of June and the first few days of July.

The internal control environment at the company deteriorated materially from the prior fiscal year to the current fiscal year. The inadequacy of internal controls and the inadequate control environment was compounded by a lack of awareness or lack of understanding by the chief financial officer of the details of significant transactions engaged in by the Registrant.

                     [RACHLIN COHEN AND HOLTZ LETTERHEAD]



Securities and Exchange Commission
July 12, 1996
Page 2



Because of the lack of internal controls, the lack of source documentation, the existence of at least one material unrecorded transaction, and the inability of the Registrant's president and chief financial officer to explain, substantiate, or justify the business purpose for significant corporate transactions, we believed that we could no longer place reliance on management's representations.

Specific matters of disagreement (both resolved and unresolved) included: (1) significant related party transactions at year end; (2) a client adjustment at year end to record a previously unrecorded transaction with an affiliate after we had proposed an adverse audit adjustment pertaining to this transaction; (3) the valuation of common stock to be issued to the president of the Registrant in connection with the Registrant's investment in a Canadian subsidiary and the manner of accounting for this minority interest; (4) a proposed adjustment to write off to expense certain management fees that arose from the issuance of common stock, which the Registrant had capitalized; and (5) a proposed adjustment to record accrued penalties and interest on unpaid payroll and sales taxes.

In addition, in our review of the Registrant's responses to Item 4, we noted that the Registrant did not report any matters with respect to the issuance of modified audit reports on the two prior years' financial statements of Value Holdings, Inc and subsidiaries. With regard to the reports on the financial statements of the Registrant for the years ended February 28, 1995 and 1994, the report dated June 6, 1995 contains an explanatory paragraph referring to significant uncertainties as to the Company's ability to continue as a going concern and certain pending litigation as to which an estimate of the likelihood of an unfavorable result could not be made.

Very truly yours,



/s/ RACHLIN COHEN & HOLTZ

Rachlin Cohen & Holtz